Exhibit (23)(a)


                        CONSENT OF KPMG PEAT MARWICK LLP

BOARD OF DIRECTORS
THE MONEY STORE INC.


     We consent to the inclusion in this Registration Statement on Form S-4 of First Union Corporation of our report dated February 11, 1998, except as to
Note 19, which is as of March 4, 1998, relating to the consolidated balance sheets of The Money Store Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Form 10-K of The Money Store Inc, which is included herein in ANNEX A. Such report reflects the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." We also consent to the reference to our firm under the caption "Experts."




                                        KPMG PEAT MARWICK LLP

Sacramento, California
May 26, 1998